Exhibit 10.1

FIRST AMENDMENT

TO THE

ARRIS INTERNATIONAL PLC AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

(As amended through January 4, 2016)

THIS FIRST AMENDMENT is made as of the 10th day of May, 2017, by ARRIS International plc, registered in England & Wales with company number 09551763 (the “Company”), to be effective as set forth herein.

W I T N E S S E T H:

WHEREAS, the Company previously established the ARRIS International plc Amended and Restated Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to increase the aggregate number of ordinary shares, 1 pence par value per share, of the Company (the “Common Stock”) available for issuance under the Plan.

NOW, THEREFORE, the Plan is hereby amended, as follows:

1. Section 3 of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

3. STOCK SUBJECT OF THE PLAN. Subject to the provisions of paragraph 10, the stock which may be sold pursuant to options under the Plan shall not exceed in the aggregate 10,800,000 shares of the authorized Common Stock of the Company, which is an increase of 4,000,000 shares from the previously-authorized 6,800,000 shares, including shares of ARRIS Group, Inc. issued prior to January 4, 2016 (the “Shares”). The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Options issued under the Plan will reduce the number of Shares available under the Plan by the number of Shares subject to the issued option. If unexercised options expire or terminate for any reason, in whole or in part, the number of Shares subject to the unexercised portion of such options will be available again for issuance under the Plan.

2. This First Amendment is subject to the approval of the shareholders of the Company at a meeting duly called for such purposes. The increase in number of shares of Common Stock available for issuance may not be issued pursuant to the Plan unless and until such amendment is approved by the shareholders within twelve (12) months after the date first written above, which was the date the Board of Directors of the Company approved this First Amendment. Except as hereby modified, the Plan shall remain in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the Company has executed this First Amendment as of the date first written above.

COMPANY:

ARRIS INTERNATIONAL PLC

By: /s/ Patrick Macken
Name: Patrick Macken
Title: SVP, General Counsel & Secretary